UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________

FORM 8-K

__________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2026

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 21, 2026, Super Micro Computer, Inc. Taiwan (the “Borrower”), a wholly-owned subsidiary of Super Micro Computer, Inc. (the “Company”), entered into a facilities agreement (the “Credit Agreement”) by and among the Borrower, as the borrower, the various financial institutions from time to time party thereto as lenders, CTBC Bank Co., Ltd., Credit Agricole Corporate and Investment Bank, Taipei Branch and E.Sun Commercial Bank, Ltd. as mandated lead arrangers and bookrunners, and CTBC Bank Co., Ltd. as administrative agent (the “Administrative Agent”).

The Credit Agreement is governed by the laws of Taiwan, and disputes arising out of or in connection with the Credit Agreement are subject to the non-exclusive jurisdiction of the courts of Taiwan (the Taiwan Taipei District Court being the court of first instance); the lenders may also take proceedings in any other courts with jurisdiction.

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

The Facilities

The Credit Agreement provides for two revolving credit facilities in an initial aggregate principal amount of $350,000,000 (“Facility A1”) and $360,000,000 (“Facility A2” and together with Facility A1, the “Facilities”). The Credit Agreement also provides an option for the Borrower to increase the aggregate principal amount of the total commitments under the Facilities, subject to the satisfaction of certain conditions and provided that the total commitments do not exceed $2,000,000,000 following any such increase.

The proceeds of the Facilities can be applied by the Borrower to the procurement of certain components and/or raw materials. Each utilization request must be for an amount which does not exceed the lesser of the purchase price of the relevant components and/or raw materials listed in the relevant invoice, which invoice must be provided to the lenders, with an issue date no earlier than 100 days prior to the utilization date, or 80% of the amount stated in the relevant purchase order, which purchase order must be provided to the lenders no later than 90 days prior to the utilization date.

The Borrower may request loans under the Facilities at any time until and including the date falling one month prior to the maturity date.

The Company intends to use the proceeds from this Credit Agreement for general corporate purposes, including to fund working capital for growth and business expansion.

Credit support

The Company has agreed to guarantee the Facilities and to subordinate all obligations owed to it by the Borrower to the Company’s guarantee of the Facilities, pursuant to the terms of a guaranty agreement governed by the laws of the State of New York entered into by the Company on January 21, 2026. The Facilities are secured by (x) a second ranking lien over the Borrower’s Bade District Facility located in Taoyuan City, Taiwan, (y) a continuing security interest in all receivables of the Borrower and all proceeds thereof and (z) a continuing security interest in all funds which are placed on term deposit in certain bank accounts held by the Borrower in a maximum pledged amount of $2,400,000,000.

Pricing

Each Facility A1 Loan which is denominated in USD will accrue interest at a per annum rate on the basis of (x) TAIFX3 for the applicable interest period (subject to a zero floor) plus (y) a margin rate of 1.0%. Each Facility A2 Loan which is denominated in USD will accrue interest at a per annum rate on the basis of (x) Term SOFR for the applicable interest period (subject to a zero floor) plus (y) a margin rate of 1.2%. Any Facility A1 and Facility A2 loan which is denominated in NTD will accrue interest at a per annum rate on the basis of (x) TAIBOR (subject to a zero floor) plus (y) a margin rate of 1.0%; provided, that, the interest rate applicable to any loan denominated in NTD will never be less than 1.7%.

The Company will pay a commitment fee for any unused and available commitments under the Facilities on each day of the availability period that the daily average utilization amount of the Facilities is less than 50% of the total commitments. The commitment fee accrues in arrears at a rate of 0.15% per annum and is payable on a quarterly basis. A 0.10% fee will be payable by the Borrower to the lenders if the maturity of the Facilities is extended. The Borrower will also pay customary fees to the Finance Parties in connection with the arrangement and administration of the Facilities.

Each prepayment of a loan under the Facilities on a date other than the last day of the interest period applicable thereto and any cancellation of commitments under the Facilities will be subject to a fee of 0.15% of the relevant prepaid amount and/or cancelled amount. The

Borrower is responsible for the payment of any stamp tax or gross business receipts tax levied in respect of the Facilities and any loans made thereunder.

Other terms

The Credit Agreement contains restrictive covenants which are applicable to the Borrower and/or the Company, including, among others, limitations on the incurrence of indebtedness by the Borrower, the making of certain guarantees and loans by the Borrower and the Company, the disposition of assets by the Borrower and the Company, the granting of liens by the Borrower and the Company, the making of certain investments by the Borrower, and the making of restricted payments by the Borrower and the Company while an event of default under the Credit Agreement is continuing.

The Credit Agreement also includes events of default, including, but not limited to, (i) a cross-default of financial indebtedness owed by any group member, (ii) certain audit qualifications by the auditors to the audited annual consolidated financial statements of the Borrower and/or the Company, (iii) the introduction of or change in any currency control regulations applicable to any group member which the lenders reasonably believe has or is reasonably likely to have a material adverse effect, (iv) nationalization of any material part of the assets of any group member which lenders reasonably believe may result in a material adverse effect, (v) the occurrence of any event, act or circumstance or change in the financial condition, operations or shareholding or management structure of the Borrower which is or is reasonably expected to have a material adverse effect and (vi) the de-listing of or cessation of admission to trading on Nasdaq of the Company’s stock or the suspension of trading of the Company’s stock on Nasdaq for a period exceeding 10 consecutive trading days, unless the suspension is due to a technical or administrative reason or in connection with any transactions or arrangements which are not materially adverse to the interests of the group.

Upon the occurrence of an event of default, the lenders may terminate their commitments and declare all outstanding amounts under the Facilities immediately due and payable. At any time that there is an unpaid amount outstanding under the Credit Agreement, the Borrower will pay interest on overdue amounts of all loans, reimbursement obligations, interest or fees owing under the Credit Agreement at a rate of 2.00% per annum, plus, in the case of loans, the interest rate that would otherwise be applicable to such loans; all interest (including default interest) accruing on unpaid amounts which remains outstanding for more than one year following written notice by the lender will be compounded with the unpaid amount.

Maturity

The Facilities mature on the first anniversary of the date of initial utilization under the Facilities, which date, to the extent no utilization is made within the six (6) month period immediately following the signing date of the Credit Agreement, will be deemed to be the first day following the completion of such six month period. The Credit Agreement permits the maturity of the Facilities to be extended on no more than two occasions, in each case by an additional year.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.08	Shareholder Director Nominations

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events

The next Annual Meeting of Stockholders of Super Micro Computer, Inc. (the “Company”) has been scheduled for April 15, 2026 (the “Annual Meeting”) and will be held virtually. The record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof is February 17, 2026.

Because the Company has changed the date of its Annual Meeting of Stockholders following its fiscal year ended June 30, 2025 more than 30 days from the date of the previous year’s meeting, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the Annual Meeting. In order to be considered timely, such proposals must be received by the Company’s Secretary, David Weigand, no later than February 5, 2026. Any proposal submitted after the above deadline will not be considered timely and will be excluded from the Company’s proxy materials. Proposals of stockholders must also comply with rules of the U.S. Securities and Exchange Commission (the “SEC”) regarding the inclusion of stockholder proposals in proxy materials and the Company may omit from its proxy materials any proposal that does not comply with the SEC’s rules.

Additionally, in accordance with the advance notice provisions set forth in the Company’s Bylaws, in order for a stockholder proposal to be submitted outside of Exchange Act Rule 14a-8 or a director nomination submitted by a stockholder to be considered timely, it must be received by the Company’s Secretary no later than February 5, 2026, which is the tenth day following the date of this Current Report on Form 8-K.

All stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must comply with applicable Delaware law, the rules and regulations promulgated by the SEC, and the procedures set forth in the Company’s Bylaws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Credit Agreement, dated as of January 21, 2026, by and among Super Micro Computer, Inc. Taiwan, various financial institutions from time to time party thereto as lenders, CTBC Bank Co., Ltd., Credit Agricole Corporate and Investment Bank, Taipei Branch and E.Sun Commercial Bank, Ltd. as mandated lead arrangers and bookrunners and CTBC Bank Co., Ltd., as administrative agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: January 26, 2026	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)